Exhibit 10.16

FOURTH AMENDMENT

TO

MASTER AGREEMENT AND LEASE AGREEMENT

This Fourth Amendment ("Amendment") to the Master Agreement and Lease Agreement between Minera William S.A. de C.V. (hereinafter "William") and Minera Hecla, S.A. de C.V. (hereinafter "Hecla") is entered into on January 31, 2020 and effective as of the 2nd  day of December, 2019.

W I T N E S S E T H

WHEREAS, the parties entered into a Master Agreement and Lease Agreement dated July 15, 2015, as amended July 1, 2016,  August 2, 2017 and December 2, 2019 ("Existing Agreement");

WHEREAS, the parties desire to amend the Existing Agreement in order to clarify the original intent of the parties with regard to the third amendment dated December 2, 2019 (the “Third Amendment”), with the understanding and agreement that this amendment will supersede and replace the applicable provisions of the Third Amendment and be effective as of December 2, 2019;

NOW THEREFORE, in consideration of the promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

PART I
DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

"Amendment" is defined in the preamble.

"Existing Agreement" is defined in the recitals.

"Hecla" is defined in the preamble.

“William" is defined in the preamble.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Agreement.

PART II

AMENDMENTS TO EXISTING AGREEMENT

Effective on December 2, 2019, the Existing Agreement is hereby amended in accordance with this Part II.  Except as so amended, the Existing Agreement shall continue in full force and effect.

SUBPART 2.1 Amendments.

Section 6 - Lease Payments shall be amended as follows:

The following sentences shall replace the existing sentence at the end of Subsection b), which was added pursuant to the Third Amendment:

Commencing January 1, 2020, while the Existing Agreement is in effect, William shall reduce the US$22/tonne tailings fee payment to US$ l l/tonne.   For any given month in which either of the following events occur, the US$11/tonne tailings fee payment shall be increased to US$22/tonne for such month:

1)      The Comex (or equivalent exchange service then in use) daily silver spot closing price average for any given month is $20/oz or greater;  or

2)      The mill head grade average from the metallurgical balance for any given month averages 1,000 grams per ton equivalent silver head grade or greater. This amount shall be determined by calculating the Comex monthly average closing price for both gold and silver.

If neither of the above events occurs, Hecla shall pay William US$11/metric ton for such month.

PART III
MISCELLANEOUS

SUBPART 3.1 Counterparts. This Amendment may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of this Amendment by telecopy or other electronic transmission shall be effective as an original.

SUBPART 3.2 Full Force and Effect; Limited Amendment. Except as expressly amended or waived hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Agreement (including the amendment to Section 14 of the Existing Agreement set forth in the Third Amendment) shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Agreement.

SUBPART 3.3 Governing Law. This Amendment AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Amendment to the juri sdiction of the federal or state courts of located in Denver, Colorado.

SUBPART 3.4 Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

* * * * *

IN WITNESS WHEREOF, the parties hereto have signed and accepted the terms and conditions of this Fourth Amendment to the Master Agreement and Lease Agreement.

MINERA HECLA, S.A. DE C.V.	MINERA WILLIAM S.A. DE C.V.

By: /s/ Lauren Roberts	By: /s/ Warren M. Rehn

Print Name: Lauren Roberts	Print Name: Warren M. Rehn

Title: Vice President	Title: President and CEO

Date: January 31, 2020	Date: January 31, 2020